UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)       August 31, 2010
CNA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5823	36-6169860

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 S. Wabash, Chicago, Illinois	60604

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code      (312) 822-5000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On August 31, 2010, the principal property and casualty insurance subsidiaries of the registrant, Continental Casualty Company, The Continental Insurance Company, Continental Reinsurance Corporation International, Ltd. and CNA Insurance Company Limited (collectively, the “CNA Insurers”), completed the previously disclosed transfer of legacy asbestos and environmental pollution (“A&E”) liabilities to National Indemnity Company (“NICO”), a subsidiary of Berkshire Hathaway Inc., in accordance with the Master Transaction Agreement, dated July 14, 2010 (“Master Transaction Agreement”). In connection with the transfer, the CNA Insurers entered into a Parental Guarantee Agreement with Berkshire Hathaway Inc. and a Loss Portfolio Transfer Reinsurance Agreement, a Collateral Trust Agreement, an Administrative Services Agreement, Amendment No. 1 to the Master Transaction Agreement and certain other related agreements with NICO (collectively, the “Agreements”). Under the Agreements: (i) the CNA Insurers ceded their legacy A&E liabilities to NICO, up to an aggregate limit of $4 billion, net of collectible third party reinsurance and other recoveries; (ii) the CNA Insurers paid NICO a reinsurance premium of $2 billion and transferred to NICO billed reinsurance receivables related to A&E claims with a net book value of approximately $200 million; (iii) NICO deposited approximately $2.2 billion in a collateral trust account as security for NICO’s obligations to the CNA Insurers; (iv) NICO assumed responsibility for certain administrative services, including claims handling, for the ceded A&E claims; (v) the parties amended certain schedules to the Master Transaction Agreement and the Loss Portfolio Transfer Reinsurance Agreement; and (vi) Berkshire Hathaway Inc. guaranteed certain payment and performance obligations of NICO.
The foregoing summary of the Agreements is qualified in its entirety by the terms and conditions of the Agreements. The Administrative Services Agreement, the Collateral Trust Agreement, the Loss Portfolio Transfer Reinsurance Agreement, the Parental Guarantee Agreement and Amendment No. 1 to the Master Transaction Agreement are filed as Exhibits 10.1 to 10.5 to this Form 8-K and are incorporated herein by reference.
ITEM 7.01 REGULATION FD DISCLOSURE.
On August 31, 2010, the registrant issued a press release regarding the completion of the transfer of the A&E liabilities described above in Item 1.01. The press release is furnished as Exhibit 99.1 to this Form 8-K.
The information under Item 7.01 in this Form 8-K is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information under Item 7.01 in this Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits:
          See Exhibit Index.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNA Financial Corporation
(Registrant)
Date: September 1, 2010	By	/s/ D. Craig Mense
(Signature)
D. Craig Mense Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Document
10.1
Administrative Services Agreement, dated August 31, 2010, among Continental Casualty Company, The Continental Insurance Company, Continental Reinsurance Corporation International, Ltd., CNA Insurance Company Limited and National Indemnity Company.

10.2
Collateral Trust Agreement, dated August 31, 2010, among Continental Casualty Company, The Continental Insurance Company, Continental Reinsurance Corporation International, Ltd., CNA Insurance Company Limited, National Indemnity Company and Wells Fargo Bank, National Association.

10.3
Loss Portfolio Transfer Reinsurance Agreement, dated August 31, 2010, among Continental Casualty Company, The Continental Insurance Company, Continental Reinsurance Corporation International, Ltd., CNA Insurance Company Limited and National Indemnity Company.

10.4
Amendment No. 1 to the Master Transaction Agreement, dated August 31, 2010, among Continental Casualty Company, The Continental Insurance Company, Continental Reinsurance Corporation International, Ltd., CNA Insurance Company Limited and National Indemnity Company.

10.5
Parental Guarantee Agreement, dated August 31, 2010, made by Berkshire Hathaway Inc. in favor of Continental Casualty Company, The Continental Insurance Company, Continental Reinsurance Corporation International, Ltd. and CNA Insurance Company Limited.

99.1
CNA Financial Corporation press release, issued August 31, 2010, regarding the completion of the transfer of the A&E liabilities described above in Item 1.01 (furnished pursuant to Item 7.01 of this Form 8-K).